United States Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 6, 2003
                                                          --------------

                           FIRST NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

        South Carolina             001-12669                    57-079935
(State or other jurisdiction   (Commission File Number)        (IRS Employer
       of incorporation)                                    Identification No.)

                  520 Gervais Street
               Columbia, South Carolina                          29201-3046
       (Address of principal executive offices)                  (Zip Code)

        Registrant's telephone number, including area code (800) 277-2175


          (Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.

In an interview with a Charleston, South Carolina newspaper reporter, C. John Hipp III, Chief Executive Officer of First National Corporation (FNC) and South Carolina Bank and Trust, N.A. (SCBT), its wholly -owned subsidiary, and Robert
R. Hill, Jr., President and Chief Operating Officer of SCBT made the following comments:

>> One of FNC's two banking subsidiaries will open its first full-service branch in Charleston, South Carolina possibly next year (2004).

>> FNC plans to open a half-dozen offices in the Charleston area and hopes to garner at least $500 million in local deposits within 10 years. FNC could employ up to approximately 30 people over time in that market.

>> Upon entering that market, FNC will likely start offering mortgage and commercial lending and later add other financial services as its business grows.

>> The opening of a downtown Charleston office would likely come in 2004 and cost upwards of $2 million. It could lose between $300,000 and $400,000 in its first year of operation and break into the black after two to three years.

>> Local banking veteran Bill Duke has been hired to help lead the development of future Charleston-area operations. As part of this development, FNC would like to open a mortgage lending or a loan production office in Summerville, South Carolina in advance of opening full-service operations there.

>> SCBT's lending limit is approximately $12 million per commercial borrower, enabling the bank to service about 95 percent of the commercial customers in South Carolina.

The likelihood of occurrence of any or all of the above-referenced actions is contingent upon a number of factors, including, but not limited to, board of directors and regulatory approvals, facilities and personnel availability, and adequate levels of earnings and other financial considerations.


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       Statements included in this Current Report on Form 8-K that are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by
     Section 21E of the Securities and Exchange Act of 1934, as amended. First National Corporation cautions readers that forward-looking statements are estimates reflecting the best judgement of FNC'c senior management or directors based on current information, and are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) Credit risk associated with an obligor's failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) Interest risk involving the effect of a change in interest rates on both the bank's earnings and the market value of the portfolio equity; (3) Liquidity risk affecting the bank's ability to meet its obligations when they come due; (4) Price risk focusing on changes in market factors that may affect the value of traded instruments in mark-to-market portfolios; (5) Transaction risk arising from problems with service or product delivery; (6) Compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) Strategic risk resulting from adverse business decisions or improper implementation of business decisions; and (8) Reputation risk that adversely effects earnings or capital arising from negative public opinion.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                        FIRST NATIONAL CORPORATION


August 6, 2003          By:    /s/  Richard C. Mathis
                               ---------------------------
                                  Richard C. Mathis
                                  Executive Vice President and
                                  Chief Financial Officer